DISCOVERY COMMUNICATIONS REPORTS THIRD QUARTER 2015 RESULTS, INCREASES BUYBACK AUTHORIZATION BY $2 BILLION AND ANNOUNCES RESUMPTION OF SHARE REPURCHASES BEGINNING IN FOURTH QUARTER 2015

Third Quarter 2015 Financial Highlights:

•Revenues decreased 1% to $1,557 million (increased 8% excluding currency effects)
•Adjusted OIBDA decreased 9% to $576 million (decreased 1% excluding currency effects)
•Adjusted EPS increased 2% to $0.47 (increased 25% excluding currency effects)

Silver Spring, Maryland – November 3, 2015: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the third quarter ended September 30, 2015.

“Discovery’s unique portfolio of assets and global brands drove yet another quarter of strong worldwide viewership and financial results,” said David Zaslav, President and CEO of Discovery Communications. “Discovery is like no other media company, propelled by our unmatched global infrastructure, local leadership, efficient global content model and sturdy position in the U.S., and we are confident in our ability to drive near and long-term growth and shareholder value.”

Third Quarter Results

Third quarter revenues of $1,557 million decreased 1% compared to the third quarter a year ago, as 8% growth at U.S. Networks was more than offset by a 9% decline at International Networks, primarily due to currency effects. Adjusted Operating Income Before Depreciation and Amortization(1) (“OIBDA”) decreased 9% to $576 million, as 4% growth at U.S. Networks was more than offset by a 21% decline at International Networks, primarily due to currency effects, and a small operating loss at Education and Other. Total Company revenues grew 8% and Adjusted OIBDA declined 1% excluding currency effects, as changes in foreign currency exchange rates reduced third quarter revenue and Adjusted OIBDA growth by 9% and 8%, respectively. Excluding currency effects and the impact of the Eurosport acquisition(2), the SBS Radio disposition(3), and the consolidation of Discovery Family, total Company revenues increased 7% and Adjusted OIBDA decreased 1%.

Third quarter net income available to Discovery Communications, Inc. was relatively flat at $279 million ($0.43 per diluted share)(4) compared to $280 million ($0.41 per diluted share) for the third quarter a year ago, primarily due to a net loss from equity investees, mostly offset by lower income tax expense. Adjusted Earnings Per Diluted Share(5) ("Adjusted EPS"), which excludes the impact of amortization of acquisition-related intangible assets, was $0.47 in the third quarter of this year, up 2%, compared to $0.46 in the same period a year ago. Adjusted EPS increased 25% excluding currency effects, as changes in foreign currency exchange rates reduced third quarter Adjusted EPS by 23%. For the last twelve months, Adjusted EPS excluding currency effects was up 11% compared to the prior twelve month period.

(1)	See the full definition of Adjusted Operating Income Before Depreciation and Amortization on page 5.
(2)
The Company completed its acquisition of a controlling stake in Eurosport International on May 30, 2014 and its acquisition of a controlling stake in Eurosport France on March 31, 2015 (collectively, "Eurosport").  The Company acquired full ownership of Eurosport on October 1, 2015. See page 12 for a reconciliation to results excluding Eurosport.

(3)	The Company completed its sale of SBS Radio on June 30, 2015.
(4)	All per share amounts are calculated using Net Income Available to Discovery Communications, Inc. Series A, B and C common stockholders. See table on page 14 for the full schedule.
(5)	See the full definition of Adjusted Earnings Per Diluted Share on page 5.

Free cash flow decreased to $234 million for the third quarter, primarily due to the timing of changes in working capital and higher content spend. Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Change	2015	2014	Change
Revenues:
U.S. Networks	$781	$723	8%	$2,344	$2,205	6%
International Networks	740	813	(9)%	2,276	2,273	—%
Education and Other	36	35	3%	130	117	11%
Corporate and Inter-Segment Eliminations	—	(3)	(100)%	(2)	(6)	(67)%
Total Revenues	$1,557	$1,568	(1)%	$4,748	$4,589	3%

Adjusted OIBDA:
U.S. Networks	$443	$426	4%	$1,364	$1,275	7%
International Networks	218	277	(21)%	699	795	(12)%
Education and Other	(5)	3	NM	(2)	15	NM
Corporate and Inter-Segment Eliminations	(80)	(72)	11%	(237)	(232)	2%
Total Adjusted OIBDA	$576	$634	(9)%	$1,824	$1,853	(2)%

U.S. Networks

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Change	2015	2014	Change
Revenues:
Distribution	$357	$318	12%	$1,076	$956	13%
Advertising	410	388	6%	1,232	1,207	2%
Other	14	17	(18)%	36	42	(14)%
Total Revenues	$781	$723	8%	$2,344	$2,205	6%
Adjusted OIBDA	$443	$426	4%	$1,364	$1,275	7%
Adjusted OIBDA Margin	57%	59%		58%	58%

U.S. Networks’ revenues in the third quarter of 2015 increased 8% to $781 million, driven by 12% distribution growth and 6% advertising growth. The 12% distribution revenue growth was primarily driven by higher rates and the consolidation of Discovery Family. Advertising revenues increased 6% primarily due to higher pricing. Excluding the consolidation of Discovery Family, distribution revenues grew 7% and total revenues grew 4% over the prior year's third quarter.

Adjusted OIBDA increased 4% to $443 million. Excluding the consolidation of Discovery Family, Adjusted OIBDA was relatively flat, as revenue growth was offset by an 11% increase in operating expenses, mainly due to higher content amortization and marketing costs.

International Networks

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Change	2015	2014	Change
Revenues:
Distribution	$419	$430	(3)%	$1,233	$1,141	8%
Advertising	289	337	(14)%	968	1,050	(8)%
Other	32	46	(30)%	75	82	(9)%
Total Revenues	$740	$813	(9)%	$2,276	$2,273	—%
Adjusted OIBDA	$218	$277	(21)%	$699	$795	(12)%
Adjusted OIBDA Margin	29%	34%		31%	35%

International Networks’ revenues for the third quarter decreased 9% to $740 million and Adjusted OIBDA decreased 21% to $218 million. Changes in foreign currency exchange rates reduced third quarter international revenues and Adjusted OIBDA growth by 15% and 17%, respectively. Excluding currency effects and the impact of Eurosport and SBS Radio, total revenues were up 9%. Distribution revenues, excluding the impact of Eurosport and currency effects, grew 8% mainly from increased subscribers and rates in Latin America as well as increased subscribers in CEEMEA. Advertising revenues, excluding the impact of Eurosport, SBS Radio and currency, were up 12%, primarily due to higher volume and prices in Latin America and higher ratings, prices and volume in Southern Europe. Other revenues, excluding the impact of Eurosport, SBS Radio and currency, decreased $2 million, primarily due to lower program sales.

Excluding the impact of Eurosport, SBS Radio and currency, Adjusted OIBDA was up 4%, reflecting the 9% revenue growth partially offset by a 13% increase in operating expenses. The higher operating expenses were primarily due to increased content expenses and personnel costs.

Education and Other

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Change	2015	2014	Change
Revenues	$36	$35	3%	$130	$117	11%
Adjusted OIBDA	$(5)	$3	NM	$(2)	$15	NM
Adjusted OIBDA Margin	NM	9%		NM	13%

Education and Other revenues for the third quarter increased by $1 million. Adjusted OIBDA decreased by $8 million compared to the third quarter of 2014 due to additional investments in education primarily related to digital textbooks, higher production costs associated with greater utilization of our in-house production companies, and higher personnel costs.

Corporate and Inter-Segment Eliminations

Adjusted OIBDA decreased by $8 million compared to the third quarter a year ago, primarily due to an increase in personnel costs.

STOCK REPURCHASE

On August 7, 2015, pursuant to the previously announced share repurchase agreement described below between the Company and Advance/Newhouse Programming Partnership ("ANPP"), the Company repurchased 0.8 million shares from ANPP at $62.12 per share, for a total of $52 million.

The Company has repurchased 101.6 million shares of Series C common stock and 2.8 million shares of its Series A common stock under its stock repurchase program to date at an aggregate purchase price of approximately $5.1 billion. In aggregate, including the 24.1 million preferred shares acquired from ANPP and from Advance Programming Holdings, LLC, the Company has repurchased 30% of its outstanding shares since buyback activity was authorized in 2010. Note that the aggregate share numbers have not been adjusted to reflect a stock dividend that was distributed in August 2014.

On October 8, 2015, the Company's Board of Directors approved a $2 billion increase to the existing stock repurchase program, taking the remaining authorization to $2.4 billion. The additional authorization will expire in October 2017. Under the stock repurchase program, management is authorized to purchase shares of common stock from time to time through open market purchases at prevailing prices or privately negotiated purchases or pursuant to one or more accelerated stock repurchase agreements or other derivative arrangements as permitted by securities laws and other legal requirements and subject to stock price, business and market conditions and other factors.

On May 22, 2014, the Company entered into a share repurchase agreement with ANPP to repurchase their shares of the Company’s Series C convertible preferred stock, on a quarterly basis, in proportion to the company's repurchases under its stock repurchase program in a manner that is intended to maintain ANPP's current ownership percentage of the Company. This agreement was amended by letter agreement on August 25, 2014.

OTHER ITEMS

On October 1, 2015, the Company completed the previously announced acquisition of TF1's 49% noncontrolling interest in Eurosport, increasing its stake from 51% to 100% for €491 million. Concurrently, TF1 bought back Discovery’s 20% interest in TV Breizh, Histoire, and Ushuaïa TV for €15 million.

FULL YEAR 2015 OUTLOOK

For the full year ending December 31, 2015, Discovery expects total revenue excluding currency effects to grow in the 9-10% range, Adjusted OIBDA excluding currency effects to grow in the mid-single digit range and Adjusted EPS excluding currency to grow low double digits.

NON-GAAP FINANCIAL MEASURES

Adjusted OIBDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted Net Income, Adjusted EPS and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) mark-to-market equity-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) restructuring and other charges, (v) certain impairment charges, (vi) gains and losses on business and asset dispositions, and (vii) certain inter-segment eliminations related to production studios.

The Company uses Adjusted OIBDA to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market equity-based compensation, restructuring and other charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets, amortization of intangible assets and deferred launch incentives, as these amounts do not represent cash payments in the current reporting period. Additionally, certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives.

The Company defines Adjusted Net Income as net income available to Discovery Communications, Inc. stockholders excluding the impact of amortization of acquisition-related intangible assets, and defines Adjusted EPS as earnings excluding the impact of amortization of acquisition-related intangible assets per diluted share.  Note that given the change in conversion ratio for our preferred stock, the preferred shares are now only included in the diluted share count. The Company believes Adjusted Net Income and Adjusted EPS are relevant to investors because these metrics allow them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA, Adjusted Net Income, Adjusted EPS and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 10 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. ET to discuss its third quarter results. To listen to the call, visit http://discoverycommunications.com or dial 1-800-901-5213 inside the U.S. and 1-617-786-2962 outside of the U.S., using the following passcode: DISCA.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 19, 2015. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in our programming, strategic growth initiatives, plans for stock repurchases and the full year 2015 outlook. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Corporate Communications	Investor Relations
Catherine Frymark (240) 662-2934	Jackie Burka (212) 548-5642
catherine_frymark@discovery.com	jackie_burka@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Distribution	$776	$748	$2,309	$2,097
Advertising	699	725	2,200	2,258
Other	82	95	239	234
Total revenues	1,557	1,568	4,748	4,589
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	574	529	1,703	1,526
Selling, general and administrative	394	432	1,224	1,247
Depreciation and amortization	80	85	243	243
Restructuring and other charges	4	11	37	19
Gain on disposition	—	—	(3)	(31)
Total costs and expenses	1,052	1,057	3,204	3,004
Operating income	505	511	1,544	1,585
Interest expense	(82)	(83)	(248)	(247)
(Loss) income from equity investees, net	(10)	13	(2)	34
Other income (expense), net	—	1	(78)	11
Income before income taxes	413	442	1,216	1,383
Provision for income taxes	(130)	(155)	(394)	(481)
Net income	283	287	822	902
Net income attributable to noncontrolling interests	—	—	—	(2)
Net income attributable to redeemable noncontrolling interests	(4)	(7)	(7)	(11)
Net income available to Discovery Communications, Inc.	$279	$280	$815	$889

Net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders:
Basic	$0.43	$0.41	$1.25	$1.29
Diluted	$0.43	$0.41	$1.24	$1.28

Weighted average shares outstanding (1):
Basic	432	449	434	458
Diluted	653	682	658	693

(1) Diluted shares adjust for the potential dilution that would occur if common stock equivalents, including convertible preferred stock and equity-based awards, were converted into common stock or exercised.

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$262	$367
Receivables, net	1,556	1,433
Content rights, net	341	329
Deferred income taxes	80	87
Income tax receivable	153	17
Prepaid expenses and other current assets	327	258
Total current assets	2,719	2,491

Noncurrent content rights, net	2,067	1,973
Property and equipment, net	500	554
Goodwill	8,180	8,236
Intangible assets, net	1,772	1,971
Equity method investments	562	644
Other noncurrent assets	119	101
Total assets	$15,919	$15,970

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$249	$225
Accrued liabilities	1,506	1,094
Deferred revenues	237	178
Current portion of debt	116	1,107
Total current liabilities	2,108	2,604

Noncurrent portion of debt	6,941	6,002
Deferred income taxes	589	588
Other noncurrent liabilities	395	425
Total liabilities	10,033	9,619

Redeemable noncontrolling interests	240	747

Equity:
Preferred stock	2	2
Common stock	5	5
Additional paid-in capital	6,935	6,917
Treasury stock, at cost	(5,086)	(4,763)
Retained earnings	4,297	3,809
Accumulated other comprehensive loss	(508)	(368)
Total Discovery Communications, Inc. stockholders’ equity	5,645	5,602
Noncontrolling interests	1	2
Total equity	5,646	5,604
Total liabilities and equity	$15,919	$15,970

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Nine Months Ended September 30,
	2015	2014
Operating Activities
Net income	$822	$902
Adjustments to reconcile net income to cash provided by operating activities:
Equity-based compensation expense	16	66
Depreciation and amortization	243	243
Content amortization and impairment expense	1,243	1,083
Gain on disposition	(3)	(31)
Remeasurement gain on previously held equity interest	(2)	(29)
Equity in earnings of investee companies, net of cash distributions	9	(15)
Deferred income taxes	4	(124)
Realized loss from derivative instruments	11	—
Other, net	29	35
Changes in operating assets and liabilities, net of business combinations:
Receivables, net	(133)	3
Content rights, net	(1,386)	(1,269)
Accounts payable and accrued liabilities	(14)	92
Equity-based compensation liabilities	(25)	(81)
Income taxes receivable and prepaid income taxes	(136)	53
Other, net	(26)	(35)
Cash provided by operating activities	652	893

Investing Activities
Purchases of property and equipment	(76)	(85)
Business acquisitions, net of cash acquired	(24)	(369)
Payments for derivative instruments	(11)	—
Proceeds from disposition, net of cash disposed	61	45
Distributions from equity method investees	67	58
Investments in equity method investees, net	(26)	(174)
Investments in cost method investments	(16)	(3)
Other investing activities, net	(1)	(1)
Cash used in investing activities	(26)	(529)

Financing Activities
Commercial paper (repayments) borrowings, net	(140)	126
Borrowings under revolving credit facility	222	585
Principal repayments of revolving credit facility	(179)	(440)
Borrowings from debt, net of discount	936	415
Principal repayments of debt	(849)	—
Principal repayments of capital lease obligations	(22)	(13)
Repurchases of stock	(576)	(1,067)
Cash distributions to redeemable noncontrolling interests	(38)	(2)
Equity-based plan (payments) proceeds, net	(9)	39
Hedge of borrowings from debt instruments	(29)	—
Other financing activities, net	(15)	(12)
Cash used in financing activities	(699)	(369)

Effect of exchange rate changes on cash and cash equivalents	(32)	(27)

Net change in cash and cash equivalents	(105)	(32)
Cash and cash equivalents, beginning of period	367	408
Cash and cash equivalents, end of period	$262	$376

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended September 30, 2015
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Restructuring and Other Charges	Gain on Disposition	Inter-segment Eliminations	Operating Income
U.S. Networks	$443	$(7)	$—	$—	$—	$—	$(3)	$433
International Networks	218	(56)	(4)	—	(3)	—	—	155
Education and Other	(5)	(2)	—	—	(2)	—	3	(6)
Corporate and Inter-Segment Eliminations	(80)	(15)	—	17	1	—	—	(77)
Total	$576	$(80)	$(4)	$17	$(4)	$—	$—	$505

	Three Months Ended September 30, 2014
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Restructuring and Other Charges	Gain on Disposition	Inter-segment Eliminations	Operating Income
U.S. Networks	$426	$(4)	$—	$—	$(4)	$—	$—	$418
International Networks	277	(65)	(4)	—	(7)	—	—	201
Education and Other	3	(2)	—	—	—	—	—	1
Corporate and Inter-Segment Eliminations	(72)	(14)	—	(23)	—	—	—	(109)
Total	$634	$(85)	$(4)	$(23)	$(11)	$—	$—	$511

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Nine Months Ended September 30, 2015
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Restructuring and Other Charges	Gain on Disposition	Inter-segment Eliminations	Operating Income
U.S. Networks	$1,364	$(23)	$—	$—	$(22)	$—	$(5)	$1,314
International Networks	699	(172)	(12)	—	(13)	3	(2)	503
Education and Other	(2)	(5)	—	—	(2)	—	7	(2)
Corporate and Inter-Segment Eliminations	(237)	(43)	—	9	—	—	—	(271)
Total	$1,824	$(243)	$(12)	$9	$(37)	$3	$—	$1,544

	Nine Months Ended September 30, 2014
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Restructuring and Other Charges	Gain on Disposition	Inter-segment Eliminations	Operating Income
U.S. Networks	$1,275	$(10)	$—	$—	$(5)	$31	$—	$1,291
International Networks	795	(185)	(8)	—	(10)	—	—	592
Education and Other	15	(5)	—	—	(2)	—	—	8
Corporate and Inter-Segment Eliminations	(232)	(43)	—	(29)	(2)	—	—	(306)
Total	$1,853	$(243)	$(8)	$(29)	$(19)	$31	$—	$1,585

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF EUROSPORT(1)
(unaudited; amounts in millions)

	Three months ended September 30,
	2015			2014
	International Networks As Reported	Eurosport	International Networks Ex-Eurosport	International Networks As Reported	Eurosport	International Networks Ex-Eurosport	% Change Ex-Eurosport
Revenues:
Distribution	$419	$96	$323	$430	$87	$343	(6)%
Advertising	289	27	$262	337	28	$309	(15)%
Other	32	21	$11	46	30	$16	(31)%
Total Revenues	$740	$144	$596	$813	$145	$668	(11)%
Adjusted OIBDA	$218	$9	$209	$277	$28	$249	(16)%

	Three months ended September 30,
	2015			2014
	Total Company As Reported	Eurosport	Total Company Ex-Eurosport	Total Company As Reported	Eurosport	Total Company Ex-Eurosport	% Change Ex-Eurosport
Revenues:
Distribution	$776	$96	$680	$748	$87	$661	3%
Advertising	699	27	$672	725	28	$697	(4)%
Other	82	21	$61	95	30	$65	(6)%
Total Revenues	$1,557	$144	$1,413	$1,568	$145	$1,423	(1)%
Adjusted OIBDA	$576	$9	$567	$634	$28	$606	(6)%

	Nine months ended September 30,
	2015			2014
	International Networks As Reported	Eurosport	International Networks Ex-Eurosport	International Networks As Reported	Eurosport	International Networks Ex-Eurosport	% Change Ex-Eurosport
Revenues:
Distribution	$1,233	$264	$969	$1,141	$116	$1,025	(5)%
Advertising	968	77	$891	1,050	46	$1,004	(11)%
Other	75	46	$29	82	38	$44	(34)%
Total Revenues	$2,276	$387	$1,889	$2,273	$200	$2,073	(9)%
Adjusted OIBDA	$699	$24	$675	$795	$44	$751	(10)%

	Nine months ended September 30,
	2015			2014
	Total Company As Reported	Eurosport	Total Company Ex-Eurosport	Total Company As Reported	Eurosport	Total Company Ex-Eurosport	% Change Ex-Eurosport
Revenues:
Distribution	$2,309	$264	$2,045	$2,097	$116	$1,981	3%
Advertising	2,200	77	$2,123	2,258	46	$2,212	(4)%
Other	239	46	$193	234	38	$196	(2)%
Total Revenues	$4,748	$387	$4,361	$4,589	$200	$4,389	(1)%
Adjusted OIBDA	$1,824	$24	$1,800	$1,853	$44	$1,809	—%
(1) For the nine months ended September 30, 2015, Eurosport consists of nine months of Eurosport International and six months of Eurosport France. For the three and nine months ended September 30, 2014, Eurosport consists of three and four months, respectively, of Eurosport International. This reconciliation does not include the impact of the Discovery Family consolidation and the SBS Radio sale, and does not take into account any other items, such as exchange rates. The results of operations for Eurosport do not reflect the synergies from increased pan-European market penetration, which are reflected in the Total Company excluding Eurosport and International Networks excluding Eurosport amounts.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

SELECTED TOTAL COMPANY FINANCIAL METRICS - YEAR OVER YEAR GROWTH RATES REPORTED AND EXCLUDING FOREIGN CURRENCY IMPACT

	Three Months Ended September 30,
	2015	2014	% Change (Reported)	% Change (ex-FX)
Revenues	$1,557	$1,568	(1)%	8%

Adjusted OIBDA	$576	$634	(9)%	(1)%

Adjusted EPS	$0.47	$0.46	2%	25%

	Nine Months Ended September 30,
	2015	2014	% Change (Reported)	% Change (ex-FX)
Revenues	$4,748	$4,589	3%	12%

Adjusted OIBDA	$1,824	$1,853	(2)%	6%

Adjusted EPS	$1.38	$1.42	(3)%	14%

SELECTED INTERNATIONAL NETWORKS FINANCIAL METRICS - YEAR OVER YEAR GROWTH RATES REPORTED AND EXCLUDING FOREIGN CURRENCY IMPACT

	Three Months Ended September 30,
	2015	2014	% Change (Reported)	% Change (ex-FX)
Revenues	$740	$813	(9)%	6%

Adjusted OIBDA	$218	$277	(21)%	(4)%

	Nine Months Ended September 30,
	2015	2014	% Change (Reported)	% Change (ex-FX)
Revenues	$2,276	$2,273	—%	17%

Adjusted OIBDA	$699	$795	(12)%	4%

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

EARNINGS PER SHARE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Numerator:
Net income	$283	$287	$822	$902
Less:
Allocation of undistributed income to Series A convertible preferred stock	(61)	(58)	(176)	(183)
Net income attributable to noncontrolling interests	—	—	—	(2)
Net income attributable to redeemable noncontrolling interests	(4)	(7)	(7)	(11)
Redeemable noncontrolling interest adjustments to redemption value	—	—	—	(1)
Net income available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders for basic net income per share	$218	$222	$639	$705
Allocation of net income available to Discovery Communications Inc. Series A, B and C common stockholders and Series C convertible preferred stockholders for basic net income per share:
Series A, B and C common stockholders	185	186	541	592
Series C convertible preferred stockholders	33	36	98	113
Total	218	222	639	705

Add:
Allocation of undistributed income to Series A convertible preferred stockholders	61	58	176	183
Net income available to Discovery Communications, Inc. Series A, B and C common stockholders for diluted net income per share	$279	$280	$815	$888

Denominator:
Weighted average Series A, B and C common shares outstanding — basic	432	449	434	458
Weighted average impact of assumed preferred stock conversion	217	227	220	228
Weighted average dilutive effect of equity-based awards	4	6	4	7
Weighted average Series A, B and C common shares outstanding — diluted	653	682	658	693
Weighted average Series C convertible preferred stock outstanding — basic and diluted	38	43	39	44

Basic net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.43	$0.41	$1.25	$1.29
Series C convertible preferred stockholders	$0.86	$0.82	$2.50	$2.58

Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.43	$0.41	$1.24	$1.28
Series C convertible preferred stockholders	$0.86	$0.82	$2.48	$2.56

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED NET EARNINGS PER DILUTED SHARE

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Change	2015	2014	Change
Net Income available to Discovery Communications, Inc. Series A, B and C common stockholders for diluted net income per share	$279	$280	$(1)	$815	$888	$(73)
Amortization of acquisition-related intangible assets, net of tax	27	33	(6)	86	93	(7)
Adjusted Net Income	$306	$313	$(7)	$901	$981	$(80)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Change	2015	2014	Change
Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders	$0.43	$0.41	$0.02	$1.24	$1.28	$(0.04)
Amortization of acquisition-related intangible assets, net of tax	0.04	0.05	(0.01)	0.14	0.14	—
Adjusted earnings per diluted share	$0.47	$0.46	$0.01	$1.38	$1.42	$(0.04)

	Last Twelve Months Ended September 30,
	2015	2014	Change
Diluted earnings per share available to Discovery Communications, Inc. Series A, B and C common stockholders	$1.61	$1.69	$(0.08)
Amortization of acquisition-related intangible assets, net of tax	0.18	0.18	—
Adjusted earnings per diluted share	$1.79	$1.87	$(0.08)

CALCULATION OF FREE CASH FLOW

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Change	2015	2014	Change
Cash provided by operating activities	$258	$420	$(162)	$652	$893	$(241)
Purchases of property and equipment	(24)	(27)	3	(76)	(85)	9
Free cash flow	$234	$393	$(159)	$576	$808	$(232)

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

BORROWINGS
September 30, 2015
5.625% Senior Notes, semi-annual interest, due August 2019	$500
5.05% Senior Notes, semi-annual interest, due June 2020	1,300
4.375% Senior Notes, semi-annual interest, due June 2021	650
2.375% Senior Notes, euro denominated, annual interest, due March 2022	337
3.30% Senior Notes, semi-annual interest, due May 2022	500
3.25% Senior Notes, semi-annual interest, due April 2023	350
3.45% Senior Notes, semi-annual interest, due March 2025	300
1.90% Senior Notes, euro denominated, annual interest, due March 2027	674
6.35% Senior Notes, semi-annual interest, due June 2040	850
4.95% Senior Notes, semi-annual interest, due May 2042	500
4.875% Senior Notes, semi-annual interest, due April 2043	850
Revolving credit facility	80
Capital lease obligations	145
Commercial paper	89
Total debt	7,125
Unamortized discount and debt issuance costs	(68)
Debt, net	7,057
Current portion of debt	(116)
Noncurrent portion of debt	$6,941

EQUITY-BASED COMPENSATION
	September 30, 2015
Long-Term Incentive Plans	Total Units Outstanding (in millions)	Weighted Average Grant Price	Vested Units Outstanding (in millions)	Weighted Average Grant Price
Stock Appreciation Rights	10.4	$37.28	—	—
Stock Options	16.1	22.95	10.9	$17.60
Performance-based Restricted Stock Units	4.2	35.09	1.3	26.74
Service-based Restricted Stock Units	2.0	34.61	0.1	23.06
Total Equity-based Compensation Plans	32.7	$29.77	12.3	$18.61

SHARE COUNT ROLL FORWARD	Common	Preferred	Total
(Basic shares, in millions)
Total shares outstanding as of December 31, 2014	439.2	112.1	551.3
Shares repurchased	(10.3)	(3.9)	(14.2)
Shares issued – equity-based compensation	1.4	—	1.4
Preferred stock dividend	—		—
Total shares outstanding as of September 30, 2015	430.3	108.2	538.5